INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-32805 and No. 33-32970 of Zila, Inc. on Form S-8 and Registration Statements No. 33-46239, No. 333-06019 and No. 333-00645 of Zila, Inc. on Form S-3 of our
reports dated October 18, 1996, appearing in this Annual Report on Form 10-K of Zila, Inc. for the year ended July 31, 1996.



DELOITTE & TOUCHE LLP
Phoenix, Arizona

October 28, 1996




                                   EXHIBIT 23